EXHIBIT 3.3

ENTEROMEDICS INC.

BYLAWS

JULY 22, 2004

ii

3.6	Compensation	7
3.7	Powers	7
3.8	Chief Executive Officer	7
3.9	President	7
3.10	Vice Presidents	7
3.11	Chief Financial Officer	8
3.12	Chief Operating Officer	8
3.13	Treasurer	8
3.14	Assistant Treasurers	8
3.15	Controller	8
3.16	Secretary	8
3.17	Assistant Secretaries	8

Article 4. Capital Stock		9

4.1	Stock Certificates	9
4.2	Registration; Registered Owners	9
4.3	Stockholder Addresses	9
4.4	Transfer of Shares	9
4.5	Lost, Stolen, Destroyed or Mutilated Certificates	10

Article 5. Loans, Guarantees, Suretyship		10

Article 6. General Provisions		10

6.1	Waiver of Notice	10
6.2	Share Register	10
6.3	Electronic Transmissions	11
6.4	Fiscal Year	11
6.5	Voting Stock of Other Organizations	11
6.6	Corporate Seal	11
6.7	Amendment of Bylaws	11
6.8	Record Date for Distributions	11

Article 7. Indemnification		11

7.1	Indemnification	11
7.2	Advancement of Expenses	12
7.3	Non-Exclusivity	12
7.4	Heirs and Beneficiaries	12
7.5	Effect of Amendment	12

iii

AMENDED AND RESTATED

BYLAWS

OF

ENTEROMEDICS INC.

(As adopted by the Board of Directors on July 22, 2004).

Article 1. Stockholders’ Meetings

1.1 Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the board of directors shall determine. Rather than holding a meeting at any place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law.

1.2 Annual Meeting. The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the board of directors or the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. No other person or persons may call a special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4 Remote Communications. The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Delaware General Corporation Law. The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting.

1.5 Notice of Meetings. Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Delaware General Corporation Law, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.

Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Delaware General Corporation Law. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.6 Quorum. The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of a majority of the voting power of each such class or series shall also be required to constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.7 until a quorum shall be present. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.7 Adjournment of Meetings. Either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time. At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

1.8 Voting List. At least 10 days before every meeting of the stockholders, the secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares. This voting list does not need to include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned, although it may do so. For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business. If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders. If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting. In either case, any stockholder may inspect the voting list at any time during the meeting.

1.9 Vote Required. Subject to the provisions of the Delaware General Corporation Law requiring a higher level of votes to take certain specified actions and to the terms of the corporation’s certificate of incorporation that set special voting requirements, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter. The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.10 Chairperson; Secretary. The following people shall preside over any meeting of the stockholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the stockholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11 Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

1.12 Inspectors of Elections. The board of directors or the chairperson of a stockholders’ meeting may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Inspectors may be officers, employees or agents of the corporation. Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. Inspectors shall have the duties prescribed by the Delaware General Corporation Law. At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter that that inspector or inspectors determined.

1.13 Record Date. If the corporation proposes to take any action for which the Delaware General Corporation Law would permit it to set a record date, the board of directors may set such a record date as provided under the Delaware General Corporation Law.

1.14 Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the Delaware General Corporation Law. Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the Delaware General Corporation Law.

Article 2. Directors

2.1 Number and Qualifications. The number of directors of the corporation shall consist of such number as may be fixed from time to time by the board of directors. Directors need not be stockholders.

2.2 Term of Office. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.3 Resignation. A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

2.4 Removal. Unless otherwise provided by the certificate of incorporation or otherwise, a director may be removed at any time, with or without cause, by the affirmative vote of the stockholders holding a majority of the shares entitled to vote at an election of directors. A director named by the board of directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the stockholders have not elected such director to the board in the interim between the time of the appointment to fill such vacancy and the time of the removal. New directors may be elected at a meeting at which directors are removed.

2.5 Vacancies. Any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. If the corporation at the time has outstanding any classes or series or class or series of stock that have or has the right, alone or with one or more other classes or series or class or series, to elect one or more directors, then any vacancy in the board of directors caused by the death, resignation or removal of a director so elected shall be filled only by a vote of the majority of the remaining directors so elected, by a sole remaining director so elected or, if no director so elected remains, by the holders of those classes or series or that class or series. A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing.

2.6 Regular Meetings. The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

2.7 Special Meetings. Special meetings of the board of directors may be called by the chairperson of the board of directors, the chief executive officer or by any director. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

2.8 Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement to the lack of notice to that director. A notice of meeting need not specify the purposes of the meeting.

2.9 Quorum. A majority of the directors in office at the time shall constitute a quorum. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the total number of directors are present. In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

2.10 Vote Required. The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

2.11 Chairperson; Secretary. If the chairperson and the vice chairperson are not present at any meeting of the board of directors, or if no such officers have been elected, then the board of directors shall choose a director who is present at the meeting to preside over it. In the absence of the secretary and any assistant secretary, the chairperson may appoint any person to act as secretary of the meeting.

2.12 Use of Communications Equipment. Directors may participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

2.13 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

2.14 Compensation of Directors. The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.

2.15 Committees. The board of directors may designate one or more committees, each of which shall consist of one or more directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Delaware General Corporation Law, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.16 Chairperson and Vice Chairperson of the Board. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the stockholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

Article 3. Officers

3.1 Offices Created; Qualifications; Election. The corporation shall have a chief executive officer, a chief financial officer and such other officers, if any, as the board of directors from time to time may elect. Any number of offices or functions of those offices may be held or exercised by the same person. The board of directors may elect officers at any time.

3.2 Term of Office. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3 Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4 Resignation. An officer may resign at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5 Vacancies. A vacancy in any office may be filled by the board of directors.

3.6 Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7 Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.

3.8 Chief Executive Officer. The chief executive officer shall have general active management of the business of the corporation. In the absence of the chairperson of the board, if any, the chief executive officer shall preside at all meetings of the stockholders and directors. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the certificate of incorporation or bylaws or by the board of directors to some other officer or agent of the corporation. The chief executive officer shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president. The chief executive officer shall have such other duties as may, from time to time, be prescribed by the board of directors.

3.9 President. The president, if any, shall be subject to the direction and control of the chief executive officer and the board of directors and shall have such powers and duties as the board of directors, or the chief executive officer may assign to the president. If the chief executive officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10 Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.11 Chief Financial Officer. The chief financial officer shall keep accurate financial records for the corporation. The chief financial officer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate. The chief financial officer shall have power to endorse for deposit, all notes, checks and drafts received by the corporation. The chief financial officer shall disburse the funds of the corporation, as ordered by the board of directors, making proper vouchers therefore. The chief financial officer shall render to the chief executive officer and the directors, whenever requested, an account of all transactions entered into as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer.

3.12 Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13 Treasurer. The treasurer, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the treasurer.

3.14 Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15 Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the controller.

3.16 Secretary. The secretary, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the secretary.

3.17 Assistant Secretaries. The assistant secretaries, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the assistant secretary. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4. Capital Stock

4.1 Stock Certificates. The corporation’s shares of stock shall be represented by certificates, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Notwithstanding the adoption of such a resolution, every holder of shares of stock represented by certificates and every holder of uncertificated shares, upon request, shall be entitled to have a certificate representing such shares in such form as shall be approved by the board of directors. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chairperson or vice chairperson, if any, of the board of directors, the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. Each certificate shall have on its face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

4.2 Registration; Registered Owners. The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the dates of issue of each certificate. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

4.3 Stockholder Addresses. It shall be the duty of each stockholder to notify the corporation of the stockholder’s address.

4.4 Transfer of Shares. Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the corporation) and upon surrender of the certificate or certificates representing those shares properly endorsed or accompanied by a duly executed stock power. The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

4.5 Lost, Stolen, Destroyed or Mutilated Certificates. The corporation may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

Article 5. Loans, Guarantees, Suretyship

The corporation may lend money to, guarantee an obligation of, become a surety for or otherwise financially assist any person if the transaction, or a class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of the directors present at a duly called meeting, and (i) is in the usual and regular course of business of the corporation; (ii) is with, or for the benefit of, a related organization, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, any of which relationships constitute consideration sufficient to make the loan/guarantee, suretyship, or other financial assistance so approved enforceable against the corporation; (iii) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or (iv) whether or not any separate consideration has been paid or promised to the corporation, has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote. Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation.

Article 6. General Provisions

6.1 Waiver of Notice. Any stockholder or director may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the corporation. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.

6.2 Share Register. The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the board of directors: (i) a share register not more than one year old, containing the names and addresses of the stockholders and the number and classes of shares held by each stockholder and (ii) a record of the dates on which certificates or transaction statements representing uncertificated shares were issued.

6.3 Electronic Transmissions. For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the Delaware General Corporation Law.

6.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

6.5 Voting Stock of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

6.6 Corporate Seal. The corporation shall have no seal.

6.7 Amendment of Bylaws. These bylaws may be amended or repealed by the board of directors. Such authority of the board of directors is subject to the power of the stockholders, exercisable in the manner provided in the Delaware General Corporation Law to adopt, amend or repeal bylaws adopted, amended or repealed by the board of directors. After the adoption of the initial bylaws, the board of directors shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of stockholders, prescribing procedures for removing directors or filling vacancies in the board of directors or fixing the number of directors or their classifications, qualifications or terms of office, except that the board of directors may adopt or amend any bylaw to increase the number of directors.

6.8 Record Date for Distributions. The board of directors may fix a date preceding the date fixed for the payment of any distribution as the record date for the determination of the stockholders entitled to receive payment of the distribution and, in such case, only stockholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.

Article 7. Indemnification

7.1 Indemnification. The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise).

7.2 Advancement of Expenses. Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action. The corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the Delaware General Corporation Law.

7.3 Non-Exclusivity. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

7.4 Heirs and Beneficiaries. The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

7.5 Effect of Amendment. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.